Reed’s, Inc. Announces Record Third Quarter Revenues; Improvements Drive Positive Operating Income

LOS ANGELES, Oct. 13, 2016 (GLOBE NEWSWIRE) — Reed’s, Inc. (NYSE MKT:REED), maker of the top-selling sodas in natural food stores nationwide, today announced the financial results for its fiscal third quarter ended September 30, 2016.

Financial Overview:

For the third quarter 2016 compared to the third quarter 2015:

●	Third quarter volume increased 18.1%

●	Third quarter net sales increased 15.1% to a record $12.3 million from $10.7 million

●	Third quarter gross margin improved to 23.4% from 14.6%

●	Delivery and handling costs decreased 33.5% or $453,000 to $901,000

●	Selling and marketing costs decreased 26.1% or $324,000 to $918,000

●	General and Administrative expenses decreased 21.4% or $237,000 to $871,000

●	Operating profit increased by $2.3 million to $196,000 as compared to an operating loss of ($2.1 million) in the prior year period when the Company experienced significant out of stock production issues

●	EBITDA increased by $2.3 million to $557,000 as compared to a loss of ($1.8 million) in the prior year period

●	Net loss improved significantly to a loss of ($0.02) per share from a loss of ($0.19) per share in the prior year period

Sales and Marketing Overview:

●	Reed’s branded product gross sales grew 14% driven by the growth of Reed’s Stronger Ginger Brew that grew 293%

●	Virgil’s branded product gross sales grew 13% driven by Virgil’s Root Beer that grew 22%

●	Butterscotch Beer gross revenues grew more than 170% to $595,000

●	Private label sales grew 52% and exceeded $2.5 million of gross sales revenue

●	Reed’s Ginger Brews are now available at more the 1,300 Target stores

●	Reed’s and Virgil’s are now authorized and available in 1,135 CVS pharmacies throughout the country

●	Reed’s partners with Barone Distribution headquartered in Reno, Nevada

●	Reed’s expands distribution footprint in Southern California with John Lenore & Company

Chris Reed, Founder and CEO of Reed’s, Inc. stated, “We are clearly back on track and continue to generate sales momentum for our Reed’s and Virgil’s natural craft sodas. We had a record third quarter for revenues and returned to achieving positive operating profits for the first time in almost two years. Our EBITDA turned positive and increased by more than $2.3 million during the quarter. Further analysis of our SPINS data shows that although the out of stock situation resulted in us losing some points of distribution, demand for our product remains strong as is evident by higher sales volume per point of distribution. While we had a nice gross margin recovery year over year we have plans in place to significantly improve margins going forward. Between packaging, purchasing and additional operating efficiencies we believe we can get our gross margins north of 30% beginning next year with further improvement from those levels by year end. Additionally, we are finalizing a solid slate of industry experts to serve as independent board members of the Company. I am excited to partner with these highly qualified individuals as we accelerate our growth and take Reed’s to the next level,” Reed concluded.

Dan Miles, Chief Financial Officer of Reed’s Inc., stated, “Last year we experienced a significant out of stock situation that severely impacted our business. We believe that those events are now behind us as we focus on growth and profitability going forward. We were aggressive in how we controlled expenses during the quarter with a focus on operating more efficiently. We achieved significant savings on all line items and continue to operate in a very disciplined manor. We look forward to completing the final stages of our plant upgrade during the fourth quarter that we believe will further improve our operations, liquidity and balance sheet”.

The Company will conduct a conference call at 4:30PM EDT today, October 13 to discuss its 2016 third quarter results. To participate in the call, please dial the following number 5 to 10 minutes prior to the scheduled call time (800) 670-8680. International callers should dial +1 (303) 223-4364.

A replay of the call will be available on the Reed’s website at www.reedsinc.com in the “Investors” section following the earnings call within a day.

About Reed’s, Inc.

Reed’s, Inc. makes the top-selling sodas in the natural and specialty foods industry and are sold in over 15,000 natural and mainstream supermarkets nationwide. Reed’s products are sold through an additional estimated 40,000 accounts that include specialty gourmet, natural food stores, retail stores, convenience stores and restaurants nationwide and in select international markets. Reed’s has sold over 500 million bottles since inception in June 1989 and is considered the leader of the fast growing craft soda category. Its seven award-winning non-alcoholic Ginger Brews are unique in the beverage industry, being brewed, not manufactured and using fresh ginger, spices and fruits in a brewing process that predates commercial soft drinks. The Company owns the top-selling root beer line in natural foods, the Virgil’s Root Beer product line, and a top-selling cola line in natural foods, the China Cola product line. In 2012, the Company launched its Reed’s Culture Club Kombucha line of organic live beverages. Other product lines include Reed’s Ginger Candies and Reed’s Ginger Ice Creams.

For more information about Reed’s, please visit the Company’s website at: http://www.reedsinc.com or call 800-99-REEDS.

Follow Reed’s on Instagram, Twitter and Facebook.

Reed’s Facebook Fan Page at https://www.facebook.com/ReedsGingerBrew

SAFE HARBOR STATEMENT

Some portions of this press release, particularly those describing Reed’s goals and strategies, contain “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe future plans, objectives or goals are also forward-looking statements. While Reed’s is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include difficulty in marketing its products and services, maintaining and protecting brand recognition, the need for significant capital, dependence on third party distributors, dependence on third party brewers, increasing costs of fuel and freight, protection of intellectual property, competition and other factors, any of which could have an adverse effect on the business plans of Reed’s, its reputation in the industry or its expected financial return from operations and results of operations. Additionally, this press release references non-GAAP financial measures that are reconciled to their comparable GAAP financial measures in the press release and supplemental materials filed with the SEC. Non-GAAP financial information is not meant as a substitute for GAAP results but is included solely for informational and comparative purposes. The Company believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Reed’s that they will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Reed’s undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

REED’S, INC.

CONDENSED BALANCE SHEETS

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash	$1,947,000	$1,816,000
Trade accounts receivable, net of allowance for doubtful accounts and returns and discounts of $256,000 and $356,000, respectively	3,055,000	2,894,000
Inventory, net of reserve for obsolescence of $50,000 and $290,000, respectively	7,805,000	7,927,000
Prepaid inventory	115,000	47,000
Prepaid and other current assets	695,000	769,000
Total Current Assets	13,617,000	13,453,000

Property and equipment, net of accumulated depreciation of $4,719,000 and $4,216,000, respectively	6,844,000	5,369,000
Brand names	1,029,000	1,029,000
Total assets	$21,490,000	$19,851,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,157,000	$7,458,000
Accrued expenses	220,000	168,000
Line of credit, net of discount of $4,000 and $0, respectively	4,901,000	4,443,000
Current portion of long term financing obligations	182,000	160,000
Current portion of capital leases payable	179,000	153,000
Current portion of capital expansion loan	341,000	341,000
Total current liabilities	12,980,000	12,723,000

Other Long Term Liabilities	130,000	-
Long term financing obligation, less current portion, net of discount of $852,000 and $953,000, respectively	1,387,000	1,443,000
Capital leases payable, less current portion	419,000	490,000
Capital expansion loan, less current portion	2,681,000	1,542,000
Term loan, net of discount $79,000 and $132,000	2,921,000	2,868,000
Total Liabilities	20,518,000	19,066,000

Stockholders’ equity:
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94,000	94,000
Common stock, $.0001 par value, 19,500,000 shares authorized, 13,908,846 and 13,160,860 shares issued and outstanding, respectively	1,000	1,000
Additional paid in capital	30,182,000	27,399,000
Accumulated deficit	(29,305,000)	(26,709,000)
Total stockholders’ equity	972,000	785,000
Total liabilities and stockholders’ equity	$21,490,000	$19,851,000

REED’S, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Three Months and Nine Months Ended September 30, 2016 and 2015

(Unaudited)

	Three months ended		Nine months ended
	2016	2015	2016	2015
Net Sales	$12,329,000	$10,713,000	$33,326,000	$33,561,000
Cost of goods sold	9,443,000	9,153,000	25,945,000	25,104,000
Gross profit	2,886,000	1,560,000	7,381,000	8,457,000

Operating expenses:
Delivery and handling expenses	901,000	1,354,000	2,815,000	3,952,000
Selling and marketing expense	918,000	1,242,000	2,911,000	3,770,000
General and administrative expense	871,000	1,108,000	3,007,000	3,332,000
Total operating expenses	2,690,000	3,704,000	8,733,000	11,054,000

Income (Loss) from operations	196,000	(2,144,000)	(1,352,000)	(2,597,000)
Interest expense	(415,000)	(321,000)	(1,239,000)	(826,000)
Net loss	(219,000)	(2,465,000)	(2,591,000)	(3,423,000)

Preferred Stock Dividends	-	-	(5,000)	(5,000)
Net loss attributable to common stockholders	$(219,000)	$(2,465,000)	$(2,596,000)	$(3,428,000)

Loss per share – basic and diluted	$(0.02)	$(0.19)	$(0.19)	$(0.26)
Weighted average number of shares outstanding – basic and diluted	13,908,247	13,133,424	13,504,223	13,102,614

REED’S, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(2,591,000)	$(3,423,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	689,000	683,000
Fair value of stock options issued to employees & consultant	449,000	715,000
(Decrease) increase in allowance for doubtful accounts	(100,000)	163,000
Changes in assets and liabilities:
Accounts receivable	(61,000)	(1,090,000)
Inventory	122,000	(1,594,000)
Prepaid Inventory	(68,000)	597,000
Prepaid expenses and other current assets	74,000	66,000
Accounts payable	(301,000)	1,816,000
Accrued expenses	182,000	21,000
Net cash used in operating activities	(1,605,000)	(2,046,000)
Cash flows from investing activities:
Purchase of property and equipment	(585,000)	(415,000)
Net cash used in investing activities	(585,000)	(415,000)
Cash flows from financing activities:
Proceeds from sale of common stock	2,230,000	-
Proceeds from short term borrowing	-	1,500,000
Proceeds from stock option and warrant exercises	45,000	74,000
Principal repayments on long term financial obligation	(117,000)	(97,000)
Principal repayments on capital lease obligation	(131,000)	(91,000)
Net draw down on line of credit	462,000	1,319,000
Payments on capital expansion loan	(168,000)	-
Net cash provided by financing activities	2,321,000	2,705,000
Net Increase in cash	131,000	244,000
Cash at beginning of period	1,816,000	959,000
Cash at end of period	$1,947,000	$1,203,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$843,000	$826,000
Non Cash Investing and Financing Activities
Property and equipment acquired through capital expansion loan	$1,307,000	$910,000
Property and equipment acquired through capital lease obligations	86,000	-
Other current assets acquired through capital expansion loan	-	250,000
Fair value of warrants granted as debt discount	54,000	-
Dividends payable in common stock	5,000	5,000

REED’S, INC.
MODIFIED EBITDA SCHEDULE

(Unaudited)

	Three Months Ended September 30,
	2016	2015
Net loss	$(219,000)	(2,465,000)
Modified EBITDA adjustments:
Depreciation and amortization	214,000	235,000
Interest expense	415,000	321,000
Stock option compensation	147,000	156,000
Total EBITDA adjustments	776,000	712,000

Modified EBITDA	$557,000	(1,753,000)